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                                                                    EXHIBIT 16.2




                              [KPMG letterhead]




Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549
United States of America

30 March 1998


Dear Sirs:

We have read the statements made by Viasystems, Inc., which we understand will be filed with the Securities and Exchange Commission pursuant to Item 304 of Regulation S-K, as part of that company's Form 10-K for the month of March 1998. We agree with the statements concerning our Firm in such Form 10-K.

Yours faithfully



KPMG Audit Plc